SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM SB-2
Registration Statement
Under the Securities Act of 1933

American Antiquities,
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     Illinois                                             20-3191557
 (State or other jurisdiction   (Primary Standard       I.R.S. Employer
   of incorporation or      Industrial Classification   Identification
     organization)                Code Number)              Number)

                                              Joseph A. Merkel
2531 Jackson Road, Suite 177            2531 Jackson Road, Suite 177
Ann Arbor, Michigan 48103                 Ann Arbor, Michigan 48103
       734-645-8546
(Address, and telephone number)          (Name, address and telephone
                                         number of principal executive
                                         offices) of agent for service)

                         Copies to:
                   Ms. Jody Walker ESQ.
                 7841 South Garfield Way
                    Littleton, CO 80122
             Phone 303-850-7637 Fax 303-220-9902

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED         PROPOSED
SECURITIES TO BE         BEING      MAXIMUM           MAXIMUM      AMOUNT OF
REGISTERED               REGISTERED OFFER PRICE      AGGREGATE    REGISTRATION
                                    PER SHARE        OFFER PRICE      FEE(1)
Common Stock       2,000,000  $ .25      $ 500,000  $   58.85
                   ---------            ----------  ---------
Total              2,000,000  $ .25      $ 500,000  $   58.85

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), (c) and (g) under the Securities Act of 1933, as amended.

   The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting in accordance with Section 8(a), may determine.

Preliminary Prospectus Dated December 12, 2005    SUBJECT TO COMPLETION

A minimum of 200,000 common shares
Up to 2,000,000 common shares at $.25 per common share


$500,000

American Antiquities, Inc.

We are registering a minimum of 200,000 common shares and up to a maximum of 2,000,000 common shares for the aggregate offering price of $50,000 or $500,000, respectively

The offering will commence on the effective date of this prospectus and
will terminate on or before December 31, 2006.   In our sole
discretion, we may terminate the primary offering before all of the common shares are sold.

There is no market for our securities.   Our common stock is presently
not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

We will sell the common shares ourselves and do not plan to use
underwriters or pay any commissions.   We will be selling our common
shares using our best efforts.   No one has agreed to buy any of our
common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement.

Consider carefully the risk factors beginning on page 5 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  TABLE OF CONTENTS

Prospectus summary                                                          5
Risk Factors                                                                5
   -  Our auditors have expressed a going concern opinion
   -  We cannot offer any assurance as to our future financial results
   -  Our capitalization is extremely limited
   -  Our ability to grow will be affected by a number of factors
   -  Our success will depend on our ability to develop relationships
   -  We must compete in a highly competitive industry
   -  Our business may have a seasonal fluctuation in sales
   -  We expect to be directly affected by fluctuations
   -  We expect our products to be subject to changes in customer taste
   -  There are risks associated with a telemarketing internet strategy
   -  Our financial condition and results of operations may be negatively affected
   -  Our management has limited experience in many areas
  Risk Factors Relating to this Offering
   -  We do not have a public market for our securities
   -  Your vote will not affect the outcome of any shareholder vote
   -  The tradability in our stock will be limited under the penny stock regulation
   -  The initial price of $.25 may have little or no relationship to market price
   -  The potential investors in this offering will suffer a
        substantial dilution
-	We have no underwriter for our offering and
     cannot guarantee how much
Forward Looking Statements                                                 11
Business                                                                   12
Use of proceeds                                                            15
Dilution                                                                   16
Dividend policy                                                            17
Determination of offering price                                            17
Management's discussion and analysis of financial
  condition and results of operations                                      18
Management                                                                 21
Security Ownership of Certain Beneficial
   Owners and Management                                                   22
Certain Relationships and Related Transactions                             23
Description of capital stock
Shares eligible for future sale                                            25
Plan of distribution                                                       26
Disclosure of Commission position on indemnification                       27
     for Securities Act liabilities
Market for common equity and related stockholder matters                   27
Experts                                                                    27
Legal Proceedings                                                          27
Legal Matters                                                              28
Where you can find more information                                        28
Financial Statements                                                       29

                Prospectus Summary

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

American Antiquities.   American Antiquities? executive offices are
				located at 2531 Jackson Road, Suite 177, Ann
				Arbor, Michigan 48103 and its telephone number is 734-645-8546.

Operations.             American Antiquities intends to purchase
antiques and collectible items for resale, accept items on consignment and sell items through various auctions and internet websites.

Common stock
  outstanding.          6,500,000 common shares

Common Shares being
   offered.             A minimum of 200,000 common shares up to a
maximum of 2,000,000 common shares

Offering Period.        The offering will commence on the effective
date of this prospectus and will terminate on
or before December 31, 2006.   In our sole
discretion, we may terminate the offering before all of the common shares are sold.

Market for our
   common stock.        Our common stock is presently not traded on any
market or securities exchange and we have not
applied for listing or quotation on any public
market.   We can provide no assurance that
there will ever be an active market for our common stock.

                     Risk Factors

American Antiquities' business is subject to numerous risk factors, including the following.

1.   Our auditors have expressed a going concern issue that notes
American Antiquities' need for capital and/or revenues to survive as a business. You may lose your entire investment.

We have never had operations.   We may never generate sufficient
revenues to fund our operations.   We may never generate positive cash
flow or attain profitability in the future.   Our auditors have
expressed reservations concerning our ability to continue as a going
concern.    You may lose your entire investment.

2. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We are recently incorporated and have had no operations. We have not received any income from operations to date and future financial
results are uncertain.   We cannot assure you that American Antiquities
can operate in a profitable manner. We have an accumulated deficit of $(1,205) as of October 31, 2005.

3. Our capitalization is extremely limited and we have minimal funds available for operations.

Even after completion of this offering, our capital will be
insufficient to conduct more than very limited operations.   We expect
to receive from offering net proceeds of from $6,800 to $447,300, which our management believes will be sufficient to implement our initial
plan of operation.   However, if unforeseen circumstances occur, our
capitalization may be such that, even following completion of this offering, our management may be unable to implement our plan of operation.

4. Our ability to grow will be affected by a number of factors which are common to any new business.

Our ability to generate internal earnings growth will be affected by, among other factors, our ability to develop a range of merchandise offered to customers, develop market share in a given market, attract and retain qualified employees, purchase inventory at acceptable
prices, control operating costs and overhead.   Our inability to
generate internal earnings growth could have a material adverse effect on our financial condition and results of operations.

5. Our success will depend upon our ability to develop relationships with key antiques and collectibles vendors.

Our performance depends, in large part, on our ability to purchase antiques and collectibles merchandise in sufficient quantities at
competitive prices.   We have no long-term purchase contracts or other
contractual assurances of supply, pricing or access to new products. Because customers of antiques and collectibles merchandise often collect specific product lines, our inability to obtain collectibles merchandise from a particular vendor could have a material adverse effect on our financial condition and results of operations.
Moreover, there can be no assurance that vendors will continue to manufacture desirable collectibles merchandise or that vendors will not discontinue manufacturing product lines that have proved popular.
There can be no assurance that we will be able to acquire desired merchandise in sufficient quantities on terms acceptable to us, or that an inability to acquire suitable merchandise, or the loss of one or more key vendors, will not have a material adverse effect on our financial condition and results of operations.

6. We must compete in a highly competitive industry, we have not engaged in any operations and may never be able to compete effectively.

The antiques and collectibles industries are highly fragmented and
competitive.   In addition to other antiques and collectibles
retailers, we will compete with antiques stores, mid-to-upscale
department stores, gift stores, TV shopping, and collectors clubs.   We
may even, in certain cases, compete with the owners of the licensed products who sell products through their own stores and other marketing
channels.   All of our competitors are larger and have substantially
greater financial, marketing and other resources than us.   In
addition, although the primary points of competition will not develop. Other retailing companies with significantly greater capital and other resources than us may enter or expand their operations in the collectibles industry, which could change the competitive dynamics of
the industry.   Because retailers of collectibles generally do not own
the proprietary rights to the products that they sell, the barriers to
entry to these industries are not significant.   Therefore, there can
be no assurance that additional participants will not enter the
preliminary activities, we have not commenced operations.   We are new,
have no operating history and, therefore, will have difficulty competing with established companies.

There are numerous competitors that are larger, better established, better financed and better known than we are now or can expect to be in
the foreseeable future.   Even if the maximum number of shares is sold,
we will be at a competitive disadvantage to firms that are already
established.   We cannot expect to be a significant participant in the
market for antiques and collectibles within the foreseeable future.

8. Our business may have a seasonal fluctuation in sales, which may develop fluctuating quarterly results in our operations.

The collectibles industry can be subject to seasonal variations in
demand.   For example, we expect that most of our collectibles
operations will see the greatest demand during the winter shopping
period.   Consequently, we expect to be more profitable during the
fourth quarter of our fiscal year.   Quarterly results may also be
materially affected by the time of new product introductions, the gain or loss of significant customers or product lines and variations in
merchandise mix.   We will make decisions about purchases of inventory
well in advance of the time at which such products are intended to be
sold.   Accordingly, our performance in any particular quarter may not be indicative of the results that can be expected for any other quarter
or for the entire year.   Significant deviations from projected demand
for antique and collectibles merchandise could have a material adverse effect on our financial condition and quarterly or annual results of operations.

9. We expect to be directly affected by fluctuations in the general economy.

Demand for antiques and collectibles merchandise is affect by the
general economic conditions in the United States.   When economic
conditions are favorable and discretionary income increases, purchases of non-essential items like antiques and collectibles merchandise
generally increase.   When economic conditions are less favorable,
sales of antiques and collectibles merchandise are generally lower.
In addition we may experience more competitive pricing pressure during
economic downturns.   Therefore, any significant economic downturn or
any future changes in consumer spending habits could have a material adverse effect on our financial condition and results of operations.

10. We expect our products to be subject to changes in customer taste. The inability to respond quickly to market changes could have a material adverse effect on our financial condition and results of operations.

The markets for our products are subject to changing customer tastes
and the need to create and market new products.   Demand for antiques
and collectibles is influenced by the popularity of certain themes, cultural and demographic trends, marketing and advertising expenditures and general economic conditions. Because these factors can change
rapidly, customer demand also can shift quickly.   Some antiques and
collectibles appeal to customers for only a limited time.   The success
of new product introductions depends on various factors, including
   -   product selection and quality
   - sales and marketing efforts, timely production and delivery and consumer acceptance.

We may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial
resources that may be required to bring new products to market.   If we
were to materially misjudge the market, certain of our inventory may
remain unsold.   The inability to respond quickly to market changes
could have a material adverse effect on our financial condition and results of operations.

11.  There are risks associated with a telemarketing internet strategy.

We have not previously conducted marketing programs according to practices common to the database direct mail, telemarketing and Internet industries, including practices such as the systematic measurement of the response rates generated from its databases or the
categorization of entries in the databases by past behavior.   The
costs for a new information technology system to effect such integration could be substantial, as could the amount of time needed to
acquire and implement such a system.   The inability to develop the
various databases successfully, or in a timely and cost effective manner, could have a material adverse effect on our financial condition and results of operations.

12. Our financial condition and results of operations may be negatively affected by sales tax considerations from various states.

Various states are increasingly seeking to impose sales or use taxes on inter-state ail order sales and are aggressively auditing sales tax returns of mail order businesses. Complex legal issues arise in these areas, relating, among other things, to the required nexus of a business with a particular state, which may permit the state to require
a business to collect such taxes.   Although we believe that we can
adequately provide for sales taxes on mail order sales, there can be no assurance as to the effect of actions taken by state tax authorities on
our financial condition or results of operations.   In the future, we
may be required to collect sales tax on sales made to customers in all
of the states in which we conduct our operations.   The imposition of
sales taxes on mail order sales generally has a negative effect on mail order sales levels. All of the factors cited above may negatively affect our financial condition and results of operations in the future. Any such impact cannot currently be quantified.

13. Our management has limited experience in many areas of the antique and collectibles business.

Only Joseph A. Merkel, our president and a director has prior experience in the collectibles industry, particularly in the auction
area.   The extensive experience and expertise of Mr. Merkel is in narrow segments of the antiques and collectibles industries and there is no guarantee that American Antiquitires will be able to conduct successful operations.

Our management is involved in other matters and will only devote a portion of their time to us. However, the loss of either of them would adversely affect us.

Risk Factors Relating to this Offering

1. We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. We are not listed on the pink sheets or the NASD Over-The-Counter Bulletin Board. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

2. Your vote may not affect the outcome of any shareholder vote since our principal stockholders will retain approximately 76.47% of our outstanding stock.

Upon the completion of this offering, Joseph A. Merkel and Kevin T. Quinlan, officers and directors of American Antiquities and Bellevue Holdings, Inc., a principal stockholder will retain approximately 76.47% of our outstanding stock. For instance, they may be able to control the outcome of all stockholder votes, including votes concerning director elections, charter and by-law amendments and possible mergers, corporate control contests and other significant corporate transactions.

3. The tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock would be restricted even after public listing if American Antiquities? common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the company's common stock on the OTC Bulletin Board is below $5.00 per share, the company's common stock will come within the definition of a "penny stock." As a result, it is possible that American Antiquities? common stock may become subject to the "penny stock" rules
and regulations.   Broker-dealers who sell penny stocks to certain
types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the company's common stock, and may affect the ability to resell the company's common stock.

4. The initial prices of $.25 may have little or no relationship to the market price.

The offering price of the common shares has been arbitrarily determined without regard to the book value or market value of the common shares. The initial prices may have little no relationship to the market price.

5. Future sales by our stockholders could cause the stock price to decline.

Prior to the offering, there has been no market for our common stock. No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

6. The potential investors in this offering will suffer a substantial dilution in their stock value, which the present investors will see a significant gain in their stock value.

Our present shareholders, including officers, directors and founders, have acquired their controlling interest in us at an average (weighted) cost per share substantially less than the public offering price of
$.25 per common share.   On conclusion of this offering, if only the
minimum is sold, investors in this offering will own 200,000 or 2.99% of our issued and outstanding common shares for which they will have
paid $50,000 or $.25 per common share.   If the maximum is sold, they
will own 2,000,000 or 23.53% of our issued and outstanding common shares for which they will have paid $500,000 or $.25 per common share
in cash.   This compares with 6,500,000 common shares held by our
existing shareholder, for which they paid an aggregate consideration of only $39,000, or $0.006 per common share. These 6,500,000 common shares will constitute from 97% to 76% of the issued and outstanding common A shares following this offering, depending on whether the
minimum or maximum amount is sold.   As a result, the financial risk of
our proposed activities will be borne primarily by the public investors, who, upon completion of this offering, will have contributed the significantly greater portion of our capital.

7. We have no underwriter for our offering and cannot guarantee how much, if any, of the offering will be sold.

The common A shares are being offered by us on a 200,000 share minimum,
2,000,000 share maximum ?best efforts? basis.   We have not retained an
underwriter to assist in offering the common A shares.   Our officers
and directors plan to sell this offering themselves.   They have
limited experience in the offer and sale of securities on behalf of an
issuer.   As a result, these individuals may be unable to sell any of
the common A shares.   In the event an underwriter, a broker or a
dealer is retained by us, the offering of our common A shares would be suspended until such time as our offering statement, including this
offering circular, is amended to reflect such retention.   The offering
statement would then require additional review by the Securities and Exchange omission, the National Association of Securities Dealers,
Inc., and state regulatory authorities.   We would expect to incur
significant additional legal and accounting costs if further reviews were required to be undertaken by government authorities.


                 Forward Looking Statements

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of
strategy that involve risks and uncertainties.   We have made the
forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of American Antiquities, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by American Antiquities, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


                              Business

General

We were organized under the laws of the State of Illinois on June 6,
2005.   Our principal office is located at 2531 Jackson Road, Suite
#177, Ann Arbor, Michigan 48103, with a rental rate of $50 per month on
a month to month basis commencing June 1, 2005.   This office space
consists of approximately 300 square feet in a room in the home of Joseph A. Merkel and will be used exclusively for our operations. Additionally, an auxiliary company office is located at 1085 Cambridge Drive, Buffalo Grove, Illinois 60089 consisting of 300 square feet. This space is owned by a relative of Kevin T. Quinlan, an officer and director and is leased on a month-to-month basis for $50 per month
commencing June 1, 2005.   We believe that this office will be
sufficient for us during at least the next twelve months.

Operations

We plan to purchase antiques and collectible items for resale, accept items on consignment, and to sell items through various auctions and internet websites. We do not plan to have any physical retail stores but may use them for placement of various purchases and consignments. Although our management team has had extensive experience in holding estate sales and auctions, we will not begin operating until this offering is cleared and effective.

We intend to:
     1. make purchases for resale:
Purchases may be made from estate sales, trade shows or directly from private parties. These items may be resold in the following ways:
   -   resold at trade shows
   -   utilizing our customer mailing list
   -   wholesaled to retail outlets
   -   through the use of various internet websites.

     2. accept consignments for sale:
Consignments may be obtained from estate sales, trade shows or directly from private parties. These items may be resold in the following ways:
   -   resold at trade shows
   -   utilizing our customer mailing list
   -   wholesaled to retail outlets
   -   through the use of various internet websites.


     3. make purchases for auction:
Purchases may be made in order to be sold in various auction formats. Live auctions and online auctions using Ebay, Yahoo, TIAS, NAA Live or other applicable web applications catering to the auction industry will be utilized.

     4. accept consignments for auction:
Consignments may be sold using various auction formats. Live auctions and online auctions using Ebay, Yahoo, TIAS, NAA Live or other applicable web applications catering to the auction industry will be utilized.

     5.  attend Trade Shows and make exhibits:
As the opportunity presents itself, American Antiquities plans to attend and exhibit whatever inventory it may have at that time. In addition, trade shows may be used as a means to buy, sell, solicit consignments, and to obtain customers.

Revenues

Our revenues will be derived from identifying undervalued items that can be purchased at below retail prices and resold for a profit and from receipt of a percentage, yet to be determined, of any consignment sales.

Marketing Strategy

Key elements of our marketing strategy are as follows;

     Customer Marketing Plan:   We plan to develop a database of
collectors, dealers and museums who seek to add to and/or dispose of their collections. We anticipate initial marketing costs of $10,000 to create a database of contacts and to send direct mail marketing campaigns to those contacts. This database will allow us to perform targeted follow-ups and help to market future items to buyers as well as to assist us in finding new sellers. After initial contact with potential customers, we will identify their specific needs and determine how we are able to serve them in the most appropriate manner.

     Sales Strategy: We estimate the annual costs of these activities will be approximately $4,000. These funds will be used for fees directly associated with the marketing and sale of consigned items.
The various items owned by American Antiquities, Inc., will not be surcharged the customary auction consignment fees, but all other normal marketing charges will apply to any items sold by us. The customary auction consignment fees will be directly proportional to the value of the assigned items and will range from as low as 8% to as high as 25% of the price realized for the items auction.

     Internet: We estimate the monthly costs of these activities to be approximately $300. The costs will vary with volume. These costs will be passed to the consignor(s) of the items we offer on the various auction sites. Based on current technological trends, we may seek to try additional internet based marketing, not currently known to the public.

     Establish Procedures: We plan to develop a centralized system to audit sales and receipts of consigned items, accounts payable, accounts receivable, inventory and payroll. We estimate the cost of this activity to be approximately $1,000. Most of the funds will be used to purchase software to perform these functions.

     Development of Website: If the volume warrants, we will initiate our own internet website. This would be done to advertise our auctions and to solicit new customers.

The home page would include the following links:
-	relevant company information such as phone numbers and personal contacts
-	current auctions
-	past auctions and highlights
-	items available for direct sale
-	links to other useful resources
-	links to research of specific antiquities and collectibles
fields.

We anticipate developing our plan for the next twelve months using a combination of minimum proceeds of the offering and the cash flow generated from sales and commissions. Additional funds raised beyond the minimum proceeds will be for the acquisition of selected inventory.

Taxes

Various states are increasingly seeking to impose sales or use taxes on inter-state mail order sales and are aggressivelyauditing sales tax
returns of mail order businesses.   Complex legal issues arise in these
areas, relating, among other things, to the required nexus of a business with a particular state, which may permit the staet to require
a business to collect such taxes.   At the present time, we are not
aware of any states in which we may operate who would impose sales
taxes on our transactions.   Although we believe that we can adequately
provide for sales taxes on mail order sales, there can be no assurance as to the effect of actions taken by state tax authorities on our
finanical condition or results of operations.   In the future, we may
be required to collect sales tax on sales made to customers in all of
the state in which we will conduct our operations.   All of the factors
cited above may nagetively affect our financial condition and results
of operations in the future.   Any such impact cannot currenty be
quantified.

Competitition

The antiques and collectibles industries are highly fragmented and
competitive.   In addition to other antiques and collectibles
retailers, we will compete with antiques stores, mid-to-upscale
department stores, gift stores, TV shopping, and collectors clubs.   We
may even, in certain cases, compete with the owners of the licensed products who sell products through their own stores and other marketing
channels.   All of our competitors are larger and have substantially
greater financial, marketing and other resources than us.

In addition, although the primary points of competition will not
develop.   Other retailing companies with significantly greater capital and other resources than us may enter or expand their operations in the collectibles industry, which could change the competitive dynamics of
the industry.   Because retailers of collectibles generally do not own
the proprietary rights to the products that they sell, the barriers to
entry to these industries are not significant.   Therefore, there can
be no assurance that additional participants will not enter the
preliminary activities, we have not commenced operations.   We are new,
have no operating history and, therefore, will have difficulty
competing with established companies.   There are numerous competitors
that are larger, better established, better financed and better known
than we are now or can expect to be in the foreseeable future.   Even
if the maximum number of shares is sold, we will be at a competitive
disadvantage to firms that are already established.   We cannot expect
to be a significant participant in the market for antiques and collectibles within the foreseeable future.

Employees

We presently have no full-time employees and no part-time employee.
We have entered into oral employment agreements with our officers to commence after successful completion of this offering. Pursuant to these verbal agreements, the officers will be compensated $1,500 per
month commencing on the effective date of this offering.   The term of
the verbal agreements is at will. There are no other material terms to the verbal agreements.

Reports to Security Holders

After the effective date of this registration statement, we will file the necessary quarterly and other reports with the Securities and
Exchange Commission.   Although we are not required to deliver our
annual or quarterly reports to security holders, we would be pleased to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N. W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public
Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N. W., Washington, D.C. 20549, at prescribed rates.

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.


Use of Proceeds

Any proceeds received from the sale of our common shares will be deposited directly into the operating account of American Antiquities to fund our operations. We will be attempting to raise up to $500,000 from the sale of our common shares. These proceeds will be used as follows:

Total Proceeds               $  500,000     $  250,000      $  125,000     $  50,000
Offering Expenses                52,700         50,700          46,450        43,200
                             ----------     ----------      ----------     ---------
Net Proceeds                 $  447,300     $  199,300      $   78,550     $   6,800

Inventory                    $  140,000     $   50,000      $   10,000     $   1,000
Officers? Salaries               36,000         36,000          36,000             0
Rent                              1,200          1,200           1,200         1,200
General Office Expense            5,000          4,000           3,000         1,500
Telephone expense                   250            200             150           100
Computers and office equipment    4,000          3,000               0             0
Travel and lodging               15,000         10,000           5,000         1,000
Miscellaneous                     5,850          4,900           3,200         1,000
Working Capital                 240,000         90,000          20,000         1,000
                             ----------     ----------      ----------     ---------
Net Proceeds Expended        $  447,300     $  199,300      $   78,550     $   6,800

                          Dilution

Assuming completion of the offering, there will be up to 8,500,000
common shares outstanding.   The following table illustrates the per
common share dilution as of October 31, 2005 that may be experienced by investors at various funding levels.

Funding Level                        $500,000        $250,000

Offering price                             $  .25            $  .25
Net tangible book
  value per common
  share before offering             $.006            $.006

Increase per common
  share attributable to
  investors                          .054             .024
                                    -----            -----
Pro forma net tangible
  book value per
  common share after
  offering                                    .06               .03
                                           ------            ------
Dilution to investors                      $  .19            $  .22

Dilution as a
  percentage of
  offering price                      76%              88%


Funding Level                        $125,000         $ 50,000

Offering price                              $  .25          $  .25
Net tangible book
  value per common
  share before offering             $.006            $.006

Increase per common
  share attributable to
  investors                          .006             .001
                                    -----            -----
Pro forma net tangible
  book value per
  common share after
  offering                                    .012             .007
                                            ------           ------
Dilution to investors                       $ .238           $ .243
Dilution as a
  percentage of
  offering price                      95%              97%

Based on 6,500,000 common shares outstanding as of October 31, 2005 and tangible net assets of $38,325 utilizing audited October 31, 2005 financial statements.

Further Dilution.   In the future, American Antiquities may issue
equity and debt securities.   Any sales of additional common shares may
have a depressive effect upon the market price of American Antiquities' common shares and investors in this offering.


                          Dividend Policy

We have never declared or paid any dividends.   In addition, we
anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.


               Determination of Offering Price

The offering price of the common shares was arbitrarily determined by American Antiquities without any consideration of the actual value of our company, the amount of funds we will need to properly capitalize our business efforts, recent issuances of our shares, such as for cash and services, or what the market might pay for our stock.


Management's Discussion and Analysis of
Financial Condition and Results of Operations

Trends and Uncertainties.  We are a development stage company.
Our auditors have raised substantial doubt as to our ability to
continue as a going concern.    We have experienced a loss from
operations from inception aggregating $(1,205).   In addition, we have
no revenue generating operations.

Our ability to continue as a going concern is contingent upon our ability to secure additional financing, increase ownership equity and attain profitable operations. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which we operate.

We are pursuing financing for our operations and seeking additional investments and we will need a minimum of $50,000 over the next twelve
months to commence and continue operations.   Failure to secure such
financing or to raise additional equity capital and to expand its revenue base may result in American Antiquities depleting our available funds and not being able pay our obligations.

Demand for American Antiquities' future products will be dependent on, among other things, market acceptance of our proposed operations and general economic conditions that are cyclical in nature. Inasmuch as all of our activities are the revenues generated from the sale of antiques and collectibles, American Antiquities? business operations may be adversely affected by changing consumer tastes, competitors and prolonged recessionary periods.

We expect our profits will be generated by identifying undervalued items that can be purchased at below retail prices and resold for a profit.

Capital and Source of Liquidity.

Since inception (June 6, 2005) through October 31, 2005, American Antiquities had cash of $39,000 obtained through purchases of 6,500,000 common A shares by Joseph A. Merkel and Kevin T. Quinlan, officers and
directors and a relative of Kevin T. Quinlan.   Additionally, our
officers contributed services for the same period valued at $530 based upon the terms of the oral employment agreement approved by the board
of directors but not executed as of October 31, 2005.   Additionally,
during October 2005, Kevin T. Quinlan advanced $275 for organizational expenses and establishing a bank account.

At October 31, 2005, American Antiquities had $27,100 cash available.

Our internal and external sources of liquidity have included the issuance of common shares for goods and services and cash generated
from advances from related parties.   We are currently not aware of any
trends that are reasonably likely to have a material impact on our liquidity.

We will rely on revenues, additional issuances of common shares for services and advances from our officers and directors to fund our current operations until successful completion of this offering.

In the event we are not successful in selling a material amount of this offering, it may take considerably longer to successfully establish a market for our products, delay our ability to establish a market, or we may not be successful at all.

Results of Operations

We are a development stage company that has not commenced operations. For the period from inception to October 31, 2005, we did not receive any revenue and had operating expenses of $1,205.

Plan of Operation.   American Antiquities has experienced a loss from
operations of $(1,205) during its development stage for the period from
inception to October 31, 2005.   In addition, American Antiquities has
no significant assets or revenue generating operations.

We only have sufficient cash on hand to meet funding requirements for
the next three to six months.   We do not have sufficient cash on hand
to meet funding requirements for the next twelve months.   Although we
eventually intend to primarily fund general operations with revenues received from the sale of antiques and collectibles, we have not yet
begun operations.   If the offering is not successful, we will have to
seek alternative funding through additional advances, debt or equity financing in the next twelve months that could result in increased
dilution to the shareholders.   No specific terms of possible equity or
debt financing have been determined or pursued.

Management is of the opinion that the following milestones will need to be met in order to successfully complete our business plan.

Milestone                                         Steps                         Timeline
1.  Develop customer marketing	We plan to develop a database               3 months
      plan	of collectors, dealers and museums
	who seek to add to and/or dispose of
	their collections.  We anticipate
	initial marketing costs of $10,000
	to create a database of contacts and
	to send direct mail marketing campaigns
	to those contacts.  This database will
	allow us to perform targeted follow-ups
	and help to market future items to buyers
	as well as to assist us in finding new
	sellers.  After initial contact with
	potential customers, we will identify
	their specific needs and determine how
	we are able to serve them in the most
	appropriate manner.

2.  Implement Sales Strategy        We estimate the annual costs of            3 months
	these activities will be approximately
	$4,000. We will develop print
                                    advertisements and internet based media
advertisements.


3.  Establish Procedures  	We plan to develop a centralized system
	to audit sales and receipts of consigned
	items, accounts payable, accounts receivable,
	inventory and payroll.  We estimate the cost
	of this activity to be approximately $1,000.
	Most of the funds will be used to purchase
	software to perform these functions.

4.  Development of Website	If the volume warrants, we will initiate   6-9 months
	our own internet website.  This would be
	done to advertise our auctions and to
	solicit new customers.

No one milestone needs to be complete to pursue any other milestone.

We anticipate developing our plan for the next twelve months using a combination of minimum proceeds of the offering and the cash flow generated from future sales and commissions. Additional funds raised beyond the minimum proceeds will be for the acquisition of selected inventory.

Recent Pronouncements.   In December 2004, the FASB issued SFAS 153,
?Exchanges of Nonmonetary Assets,? an amendment to Opinion No. 29, ?Accounting for Nonmonetary Transactions.? Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company?s financial statements.

In December 2004, the FASB issued SFAS 123(R), ?Share-Based Payment.? SFAS 123(R) amends SFAS 123, ?Accounting for Stock-Based Compensation,? and APB Opinion 25, ?Accounting for Stock Issued to Employees.? SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity?s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity?s shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on our financial statements.


                           Management

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated. We confirm that the number of authorized directors has been set at three pursuant to our bylaws. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified.

The directors and executive officers are as follows:

NAME                                AGE      POSITIONS HELD          SINCE

Joseph A. Merkel                    38         CEO/Director      June 6, 2005
                                                  President        To present

Kevin T. Quinlan                    28         CFO/Director      June 6, 2005
                                                 Controller       To present

Business Experience of Officers and Directors

Joseph A. Merkel.   Mr. Merkel has been an officer and director since
June 6, 2005.   From 1999 to the present, he has been President of
Merkel?s Auctioneers and Appraisers in Michigan.   From 1997 to 1999,
he was president and head grader of Sports Guaranty Corporation in New
Jersey.   In 2000, he developed and trained the staff of SCD
Authentics, a sports collectible company in Wisconsin.    Since 2001,
Mr. Merkel has been a real estate agent for Gary Lillie & Associates, Inc., a company engaged in the sales and auctioneering of real estate. Since October 2003, Mr. Merkel has been an officer of Midwest Sports Collectibles, Inc., a company in the business of buying and selling
sports and non-sports collectibles.   Mr. Merkel attended Michigan
State University from 1985 through 1988.

Kevin T. Quinlan.   Mr. Quinlan has been chief financial officer and a
director of American Antiquities since June 2005.   From December 2003
to present, Mr. Quinlan worked as a phone clerk for Linn Group, a
commodity trading and investment firm.   From August 2002 to April
2003, Mr. Quinlan was a senior customer service representative for
Allstate Financial, an insurance and annuity company.   Mr. Quinlan
graduated from Illinois State University in August 2002 with a bachelor of arts degree in history.

The above named directors will serve in their capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Executive Compensation

     From inception to October 31, 2005, no executive compensation has
been made.   The officers contributed services valued at $530 for the
period from June 6, 2005 (inception) to October 31, 2005.   We have
entered into oral employment agreements with our officers to commence after successful completion of this offering. Pursuant to these oral agreements, the officers will be compensated $1,500 per month
commencing on the effective date of this offering.   The term of the
oral agreements is at will. There are no other material terms to the oral agreements.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

   Option/SAR Grants in the Last Fiscal Year.   There have not been any
options /SAR grants made by American Antiquities in the last fiscal year.

   Directors Compensation.   We do not have any standard arrangements
by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth, as of November 30, 2005, the number and percentage of outstanding shares of American Antiquities common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

Name of Beneficial Owners      Common Stock                     Percentage(1)
                               Beneficially Owned    Before offering     After offering
Joseph A. Merkel
2800 Sylvan Road
Chelsea, Michigan 48118        2,500,000                38.46%              33.33%

Kevin T. Quinlan
1085 Cambridge Drive
Buffalo Grove, Illinois 60089  2,500,000                38.46%              33.33%

Directors and Officers,
  as a group                   5,000,000                76.92%              66.67%

Bellevue Holdings, Inc.(2)
1085 Cambridge Drive
Buffalo Grove, Illinois 60089  1,500,000                23.08%              20.00%

(1) Based upon 6,500,000 issued and outstanding as of October 31, 2005 and 8,500,000 common shares assuming successfully completion of the offering.
(2) A company controlled by John T. Quinlan, father of Kevin T.
Quinlan, an officer and director of American Antiquities.

Joseph A. Merkel and Kevin T. Quinlan would be deemed to be promoters of American Antiquities.

               Certain Relationships and Related Transactions

In June 2005, our board of directors approved the payment of $50 per month to Joseph A. Merkel and Kevin T. Quinlan, officers and directors
of American Antiquities for use of office space.   As of October 31,
2005, we owed the two officers a total of $500 for office rent.

Messrs. Merkel and Quinlan contributed services valued at $530 based upon the terms of oral employment agreements approved by the board of directors but not executed as of October 31, 2005.

Additionally, during October 2005, Kevin T. Quinlan advanced $275 for organizational expenses and establishing a bank account.

During October 2005, American Antiquities sold the following shares for $.006 per common share for cash.

Merkel?s Auction Specialists, Inc.(1)             2,500,000
Kevin T. Quinlan(2)                               2,500,000
Bellevue Holdings, Inc.(3)                        1,500,000
(1)a company controlled by Joseph A. Merkel, an officer and director of American Antiquities.
(2)Mr. Quinlan is an officer and director of American Antiquities.
(3)a company controlled by John T. Quinlan, father of Kevin T. Quinlan, an officer and director of American Antiquities.


             Description of Capital Stock

The following statements constitute brief summaries of American
Antiquities' certificate of incorporation and bylaws, as amended.

Common A Shares. American Antiquities' articles of incorporation authorize it to issue up to 100,000,000 common A shares, and 10,000,000 preferred shares, $0.001 par value per common and preferred share.

Liquidation Rights.   Upon liquidation or dissolution, each outstanding
common A share will be entitled to share equally in the assets of American Antiquities legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or restrictions upon the
rights of the board of directors to declare dividends out of any funds legally available therefore. American Antiquities has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future
growth of American Antiquities.   Accordingly, future dividends, if
any, will depend upon, among other considerations, American Antiquities' need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common A shares of American Antiquities are
entitled to voting rights of one hundred percent. Holders may cast one vote for each common A share held at all shareholders meetings for all purposes.

Other Rights.   Common A shares are not redeemable, have no conversion
rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. Common A shares do not have cumulative voting features.

Preferred Stock. The authorized preferred stock may be issued from time to time in series. The board of directors is authorized to establish such series, to fix and determine the variations and the relative rights and preferences as between series, and to thereafter issue such stock from time to time. The board of directors is also authorized to allow for conversion of the preferred stock to common stock under terms and conditions as determined by the board of directors.

Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent.   Corporate Stock Transfer, Inc. will act as American
Antiquities' transfer agent.


Shares Eligible For Future Sale

Upon the date of this prospectus, there are 6,500,000 common A shares outstanding. In the future, common A shares may be issued in private
business transactions and equity offerings.    All of the currently
outstanding common A shares and any additional common shares issued in private business transactions will be "restricted securities" and may be sold in the United States in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction, or with a market maker, an amount equal to the greater of 1% of American Antiquities' outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of American Antiquities under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


Plan of Distribution

This prospectus relates to the sale of a minimum of 200,000 up to a maximum of 2,000,000 common A shares.

There is currently no market for our common A shares.    We cannot give
any assurance that the common shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

We will sell the common A shares ourselves and do not plan to use
underwriters.   We will be selling our common A shares using our best
efforts and no one has agreed to buy any of our common A shares. Selected broker-dealers may sell our common A shares and will receive standard industry commissions.

No formal escrow.   We have not established a formal escrow account.
All funds received until the minimum offering amount of $50,000 is raised shall be placed in a separate account of American Antiquities. If the minimum offering amount is not raised prior to termination of the offering, the funds plus any accrued interest shall be promptly returned to the investors.

The common A shares are being offered by Joseph A. Merkel and Kevin T. Quinlan, officers and directors of American Antiquities. Messrs. Merkel and Quinlan will be relying on the safe harbor in Rule 3a4-1 of
the Securities Exchange Act of 1934 to sell the units.   No sales
commission will be paid for common shares sold by Messrs. Merkel and Quinlan. Messrs. Merkel and Quinlan are not subject to a statutory disqualification and are not associated persons of a broker or dealer. Additionally, Messrs. Merkel and Quinlan primarily perform substantial duties on behalf of American Antiquities otherwise than in connection
with transactions in securities.   Neither Mr. Merkel or Mr. Quinlan
were a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering shall terminate on or before December 31, 2006.
In our sole discretion, we may terminate the primary offering before all of the common shares are sold.

Our common A shares are not traded on the NASD over-the-counter
bulletin board or on the "pink sheets".    Upon completion of the
offering, we intend to engage a market-maker to apply for our
securities to be quoted on the OTC Bulletin Board.   The process may
take several months and we have not yet engaged a market-maker to apply for quotation on the OTC Bulletin Board on your behalf. A quotation on the OTC Bulletin Board may have on a positive affect on the liquidity of your American Antiquities common A shares.


     Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                Market for Common Stock and
                Related Stockholder Matters

Our common stock is not traded over the counter

Holders.   As of November 30, 2005, the number of shareholders of
common A shares of American Antiquities was three.

Dividends.   We have not declared any cash dividends on our common A
shares since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.


                          Experts

The financial statements of American Antiquities appearing in this registration statement have been audited by Cordovano & Honeck, LLP, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                    Legal Proceedings

There are no legal proceedings, pending or threatened, against American Antiquities or its officers or directors in their capacity with American Antiquities at this time.


                    Legal Matters

Certain legal matters with respect to the issuance of shares of common stock offered by this prospectus will be passed upon by Jody M. Walker, Centennial, Colorado.


                 Where You Can Find More Information

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

American Antiquities Corporation
2531 Jackson Road, Suite 177
Ann Arbor, Michigan 48103
734-645-8546

Attention: Joseph A. Merkel, chief executive officer

Our fiscal year ends on December 31st.   After the effective date of
this registration statement, we intend to become a reporting company
and file annual, quarterly and current reports with the SEC.   At that
time, you may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                   FINANCIAL STATEMENTS

The following financial statements required by Item 310 of Regulation S-B are furnished below:


Report of Independent Registered Public Accounting Firm

Balance Sheet at October 31, 2005

Statement of Operations for the period from June 6, 2005
  (inception), through October 31, 2005

Statement of Changes in Shareholders' Equity for the period from June 6, 2005 (inception) through October 31, 2005

Statement of Cash Flows for the period from June 6, 2005
  (inception), through October 31, 2005

Notes to Financial Statements

        Report of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
American Antiquities Incorporated:


We have audited the accompanying balance sheet of American Antiquities Incorporated (a development stage company) as of October 31, 2005, and the related statements of operations, changes in shareholders? equity, and cash flows for the period from June 6, 2005 (inception) through October 31, 2005. These financial statements are the responsibility of the Company?s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Antiquities Incorporated as of October 31, 2005, and the results of its operations and its cash flows for the period from June 6, 2005 (inception) through October 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a limited operating history and has suffered operating losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management?s plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Cordovano and Honeck LLP
Denver, Colorado
December 1, 2005

                    AMERICAN ANTIQUITIES INCORPORATED
                      (A Development Stage Company)
                              Balance Sheet

                            October 31, 2005

                   Assets

Cash                                                       $   27,100
Prepaid expenses                                                6,000
Deferred offering costs (Note 1)                                7,750
                                                           ----------
                                                           $   40,850
                                                           ==========


         Liabilities and Shareholders? Equity

Liabilities:
  Accrued liabilities                                      $    1,750
  Indebtedness to related parties (Note 2)                        775
                                                           ----------
    Total liabilities                                           2,525
                                                           ----------

Shareholders? equity:
  Preferred stock, $.001 par value; 10,000,000 shares
   authorized, -0- shares issued and outstanding                    -
  Common stock, $.001 par value; 100,000,000 shares
   authorized,  6,500,000 shares issued and outstanding         6,500
  Additional paid-in capital                                   33,030
  Deficit accumulated during development stage                 (1,205)
                                                           ----------
    Total shareholders? equity                                 38,325
                                                           ----------
                                                           $   40,850
                                                           ==========





See accompanying notes to financial statements.

                    AMERICAN ANTIQUITIES INCORPORATED
                      (A Development Stage Company)
                         Statement of Operations

           June 6, 2005 (Inception) Through October 31, 2005


Operating expenses:
  Contributed services (Note 2)                            $      530
  Rent (Note 2)                                                   500
  Other general and administrative expenses                       175
                                                           ----------
    Loss before income taxes                                   (1,205)

Income tax provision (Note 3)                                       -
                                                           ----------
      Net loss                                               $ (1,205)
                                                           ==========

Basic and diluted loss per share                           $    (0.00)
                                                           ==========

Weighted average number of common shares outstanding        6,500,000
                                                           ==========





See accompanying notes to financial statements.

                    AMERICAN ANTIQUITIES INCORPORATED
                      (A Development Stage Company)
              Statement of Changes in Shareholders? Equity

                                                                   Deficit
                                                                 Accumulated
                                                    Additional     During
                               Common Stock           Paid-In    Development
                            Shares      Par Value     Capital       Stage        Total
                          ----------   ----------   ----------   ----------   ----------
Balance, June 6, 2005
 (inception)                       -   $        -   $        -   $        -   $        -

October 2005, common
 stock sold to founders
 and insiders,$.006 per
 share (Note 2)            6,500,000        6,500       32,500            -       39,000

Services contributed
 by officers/ directors
 (Note 2)                          -            -          530            -          530

Net loss                           -            -            -       (1,205)      (1,205)
                          ----------   ----------   ----------   ----------   ----------

Balance, October 31, 2005  6,500,000   $    6,500   $   33,030   $   (1,205)    $ 38,325
                          ==========   ==========   ==========   ==========   ==========





See accompanying notes to financial statements.

                    AMERICAN ANTIQUITIES INCORPORATED
                      (A Development Stage Company)
                         Statement of Cash Flows

           June 6, 2005 (Inception) Through October 31, 2005

Cash flows from operating activities:
  Net loss                                                 $   (1,205)
  Adjustments to reconcile net loss to net cash used in
  operating activities:
    Services contributed by officers/directors (Note 2)           530
    Changes in operating assets and liabilities:
      Prepaid expenses                                         (6,000)
      Accounts payable and accrued liabilities                  1,750
      Indebtedness to related parties                             775
                                                           ----------
    Net cash used in operating activities                      (4,150)
                                                           ----------

Cash flows from financing activities:
  Proceeds from sale of common stock                           39,000
  Deferred offering costs                                      (7,750)
                                                           ----------
    Net cash provided by financing activities                  31,250
                                                           ----------
    Net change in cash                                         27,100

Cash, beginning of period                                           -
                                                           ----------

Cash, end of period                                        $   27,100
                                                           ==========

Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Income taxes                                           $        -
                                                           ==========
    Interest                                               $        -
                                                           ==========





See accompanying notes to financial statements.

AMERICAN ANTIQUITIES INCORPORATED
(A Development Stage Company)
Notes to Financial Statements

(1)  Nature of Organization and Summary of Significant Accounting
Policies

Nature of Organization
----------------------
American Antiquities Incorporated (referenced as ?we?, ?us?, ?our? in the accompanying notes) was incorporated in the State of Illinois on June 6, 2005. We were organized to engage in the business of purchasing items and accepting items on consignment that will be sold at auction. We intend to purchase our inventory from private individuals, through public auctions, and at estate sales. Consigned items will be sold utilizing both live and on-line auctions. Items that are purchased will be sold to private entities or at auction. We do not plan to have a physical retail store location. We have not earned any revenue for the period from inception through October 31, 2005 and we did not own any inventory at October 31, 2005.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has a limited operating history and has suffered losses since inception. These factors, among others, may indicate that the Company will be unable to continue as a going concern.

During the period from inception through October 31, 2005, we have sold common stock to insiders in order to raise capital to acquire inventory and commence revenue-producing operations. However, as of October 31, 2005, we have not acquired any inventory or commenced revenue-producing operations. In the longer term, we plan to expand our inventory and operations and eventually become profitable. There is no assurance that we will be successful in raising the capital required to develop our operations or that we will attain profitability.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and/or liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to meet our obligations on a timely basis, and, ultimately to attain profitability.

Development Stage Company
-------------------------
We are in the development stage in accordance with the Financial
Accounting Standards Board?s Statements of Financial Accounting
Standards (?SFAS?) No. 7 Accounting and Reporting by Development Stage Enterprises.

Use of Estimates
----------------
The preparation of financial statements in accordance with generally accepted accounting principles permits management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------
We consider all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. We had no cash equivalents at October 31, 2005.

Deferred Offering Costs
-----------------------
We have incurred legal and accounting fees related to the preparation of our public stock offering. Such costs are initially deferred until the offering is completed, at which time they are recorded as a reduction of gross proceeds from the offering, or expensed to operations if the offering is unsuccessful.

Financial Instruments
---------------------
Our financial instruments consist of cash and accrued liabilities. At October 31, 2005, the fair value of our financial instruments approximate fair value due to the short-term maturity of the instruments.

Earnings (Loss) per Common Share
--------------------------------
We report loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents. Diluted loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. At October 31, 2005, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

Income Taxes
------------
We account for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Year-end
--------
Our year-end is December 31.

Recent Accounting Pronouncements
--------------------------------
In December 2004, the FASB issued SFAS No. 153, ?Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not expect application of SFAS No. 153 to have a material affect on our financial statements.

In December 2004, the FASB issued a revision to SFAS No. 123, ?Share-Based Payment". This Statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. It establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement No. 123 as originally issued and EITF Issue No. 96-18. This Statement is effective for public entities that file as small business issuers as of the beginning of the first fiscal period that begins after December 15, 2005.

(2)  Related Party Transactions

In June 2005, our Board of Directors approved the payment of $50 per month to both our president and treasurer for the use of office space. As of October 31, 2005, we owed the two officers a total of $500 for office rent, which is included in the accompanying financial statements as ?indebtedness to related parties?.

Our president and treasurer each contributed services for the period from June 6, 2005 (inception) through October 31, 2005. The services were valued at $530 based upon the terms of an employment agreement approved by the Board of Directors but not executed as of October 31, 2005. The contributed services are included in the accompanying financial statements as ?contributed services? with a corresponding credit to ?additional paid-in capital?.

During the period from inception through October 31, 2005, our treasurer paid incorporation fees totaling $175 on our behalf and advanced us $100 to open a bank account. These amounts had not been repaid as of October 31, 2005 and are included in the accompanying financial statements as ?indebtedness to related parties?.

During October 2005, we sold 2,500,000 shares of our common stock to our president for $15,000, or $.006 per share.

During October 2005, we sold 2,500,000 shares of our common stock to our treasurer for $15,000, or $.006 per share.

During October 2005, we sold 1,500,000 shares of our common stock to a relative of our treasurer for $9,000, or $.006 per share.

 (3)  Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

                                                        October 31,
                                                            2005
                                                      --------------
  U.S. Federal statutory graduated rate               15.00 percent
  State income tax rate, net of federal benefit        6.21 percent
  Permanent differences                               (9.33) percent
  Net operating loss for which no tax benefit is
   currently available                               (11.88) percent
                                                     ---------------
                                                       0.00 percent
                                                     ===============


At October 31, 2005, deferred tax assets consisted of a net tax asset of $143, due to operating loss carryforwards of $675, which was fully allowed for, in the valuation allowance of $143. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the period ended October 31, 2005 totaled $143. The current tax benefit also totaled $143 for the period ended October 31, 2005. The net operating loss carryforward expires through the year 2025.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should we undergo an ownership change as defined in Section 382 of the Internal Revenue Code, our net tax operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

Prospectus

AMERICAN ANTIQUITIES, INC.


                               $500,000

A minimum of 200,000 common A shares
Up to a maximum of 2,000,000 common A shares

                          December 16, 2005


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT
FROM THAT CONTAINED IN THIS PROSPECTUS.   WE ARE OFFERING TO SELL, AND
SEEKING OFFERS TO BUY, COMMON A SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. T HE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

Until                    2006, all dealers and selling stockholders
that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the registrant.


SEC Registration Fee. . . . . .    $   58.85
Other fees. . . . . . . . . . .     3,941.15
Printing and Engraving Expenses     8,000.00
Legal Fees and Expenses . . . .    32,000.00
Accounting Fees and Expenses. .     6,200.00
Stock Transfer Agency Fees . .      2,000.00
Miscellaneous . . . . . . . . .       500.00
                                  ----------
TOTAL . . . . . . . . . . . . .   $52,700.00
                                  ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth particular information for all our securities sold for the past three years, without registration under the Securities Act.

During October 2005, American Antiquities sold the following common A shares for $.006 per common A share for cash.

Merkel?s Auction Specialists, Inc.(1)             2,500,000
Kevin T. Quinlan(2)                               2,500,000
Bellevue Holdings, Inc.(3)                        1,500,000

(1)a company controlled by Joseph A. Merkel, an officer and director of American Antiquities.
(2)Mr. Quinlan is an officer and director of American Antiquities.
(3)a company controlled by John T. Quinlan, father of Kevin T. Quinlan, an officer and director of American Antiquities.

The above issuances of common A shares were made in a non-public offering to no more than 25 sophisticated investors pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS

                INDEX TO EXHIBITS


EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
(a)     Exhibits
3.i      Articles of Incorporation
3.ii     By-Laws
4.i      Form of Specimen of common stock
5        Consent and Opinion of Legal Counsel, Jody
            Walker, Esq.
      23.1     Consent of Independent Registered Accounting Firm


ITEM 28. UNDERTAKINGS

   (a) The undersigned registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any additional or changed material on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant as provided in Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ann Arbor, State of Michigan on the 16th day of December, 2005.

American Antiquities, Inc.

/s/Joseph A. Merkel
------------------------------
By: Joseph A. Merkel, President/CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

American Antiquities, Inc.
(Registrant)

By: /s/Joseph A. Merkel                     Dated: December 16, 2005
    ----------------------
    Joseph A. Merkel
Director, Chief Executive Officer


By: /s/Kevin T. Quinlan                    Dated: December 16, 2005
    ----------------------
    Kevin T. Quinlan
Chief Financial Officer,
Controller and Director


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